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                                                                     EXHIBIT 1.3

                                                                  Execution Copy


                               Funding Agreement

                                     Among


                             Elan Corporation, plc



                                      And



                       Elan International Services, Ltd.



                                      And



                         Targeted Genetics Corporation
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                                     INDEX
                                     -----


CLAUSE 1      SUBSEQUENT FUNDING

CLAUSE 2      TERMINATION

CLAUSE 3      GENERAL

                                       i
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FUNDING AGREEMENT made this 20th day of July, 1999

among:

(1) ELAN CORPORATION, PLC, a public limited company incorporated under the laws of Ireland, and having its registered office at Lincoln House, Lincoln Place, Dublin 2, Ireland ("Elan");

(2) ELAN INTERNATIONAL SERVICES, LTD., a private limited company incorporated under the laws of Bermuda, and having its registered office at Clarendon House, 2 Church St., Hamilton, Bermuda ("EIS"); and

(3) TARGETED GENETICS CORPORATION a corporation incorporated under the laws of Washington and having its principal place of business at 1100 Olive Way, Suite 100, Seattle, Washington, United States of America ("TGEN").


RECITALS:

A. EIS and TGEN have formed a joint venture Bermuda private limited company to be known as Targeted Genetics Newco, Ltd. ("Newco").

B. As of the date hereof, Elan, EIS, TGEN and Newco have entered into a Subscription, Joint Development and Operating Agreement (the "JDOA") for the purpose of recording the terms and conditions of the joint venture and of regulating their relationship with each other and certain aspects of the affairs of and their dealings with Newco.

C. The parties have agreed that capitalized terms when used in the Recitals hereto and in this Agreement shall bear the same meanings as ascribed to such terms in the JDOA.

D. Elan is beneficially entitled to the use of certain patents which have been granted or are pending relating to Base Technologies, Drug Delivery Technologies or Gene Delivery Technologies controlled by Elan.

E. TGEN is beneficially entitled to the use of certain patents that have been granted or are pending relating to Base Technologies, Gene Delivery Technologies or Drug Delivery Technologies controlled by TGEN.

F. As of the date hereof, Elan has entered into a license agreement with Newco, and TGEN has entered into a license agreement with Newco, in connection with the license to Newco of the Elan Intellectual Property and the TGEN Intellectual Property, respectively.

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G.   Elan and TGEN have agreed to co-operate in the establishment and management of a business for the research, development and commercialization of the Products based on their respective technologies.


                                   CLAUSE 1

                              SUBSEQUENT FUNDING

1.1 It is estimated that Newco will require an additional $15,000,000 to develop Platforms and Products based upon the TGEN Intellectual Property, the Elan Intellectual Property and/or the Newco Technology (the "Subsequent Funding"). During the Research and Development Term, EIS and TGEN shall provide to Newco, by way of an unconditional capital contribution to Newco up to an aggregate maximum amount of $15,000,000, such funding to be provided on a pro rata basis in accordance with their respective ownership interest in Newco (i.e., initially, 80.1% by TGEN and 19.9% by EIS).

1.2 The Subsequent Funding shall be provided by EIS and TGEN at such times as shall be necessary for the development of the Platforms and Products, as shall be reasonably determined in good faith by the unanimous decision of the Newco Directors. The Subsequent Funding shall be contributed on the following terms:

     1.2.1 The minimum amount of each request for Subsequent Funding shall be U.S.$500,000 (except in the event that an amount less than U.S.$500,000 remains available for funding, in which case such lesser amount may be funded);

     1.2.2   There shall be no Event of Default (as defined in the Convertible
             Note) under the Convertible Note on the date of the Subsequent Funding (except to the extent that any Event of Default has been waived by EIS); and

     1.2.3 Each request for Subsequent Funding shall be consistent with the Business Plan and the Research and Development Plan or as otherwise approved by the Newco Directors.

1.3 Each request for Subsequent Funding shall be delivered from the Management Committee to each of the Participants, which notice shall set forth:

     (i)   the amount of the Subsequent Funding requested;

     (ii) the date requested to fund such amount, which date shall not be earlier than 15 business days from the date such request is made; and

     (iii) a reasonably detailed narrative and summary of the uses and application thereof, to the extent the request is inconsistent with Newco's budget.

                                       2
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                                   CLAUSE 2

                                  TERMINATION

2.1 This Agreement shall govern the funding commitments of EIS and TGEN with respect to Newco until terminated by written agreement of all Parties hereto.


                                   CLAUSE 3

                                    GENERAL


3.1  Good Faith:
     -----------

     Each of the Parties hereto undertakes with the others to do all things reasonably within its power that are necessary or desirable to give effect to the spirit and intent of this Agreement.

3.2  Further Assurance:
     ------------------

     At the request of any of the Parties, the other Party or Parties shall (and shall use reasonable efforts to procure that any other necessary parties shall) execute and perform all such documents, acts and things as may reasonably be required subsequent to the signing of this Agreement for assuring to or vesting in the requesting Party the full benefit of the terms hereof.

3.3  No Representation:
     ------------------

     Each of the Parties hereto hereby acknowledges that in entering into this Agreement it has not relied on any representation or warranty except as expressly set forth herein or in any document referred to herein.

3.4  Force Majeure:
     --------------

     No Party to this Agreement shall be liable for delay in the performance of any of its obligations hereunder if such delay is caused by or results from causes beyond its reasonable control, including without limitation, acts of God, fires, strikes, acts of war (whether war be declared or not), insurrections, riots, civil commotions, strikes, lockouts or other labor disturbances or intervention of any relevant government authority, but any such delay or failure shall be remedied by such Party as soon as practicable.

                                       3
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3.5  Relationship of the Parties:
     ----------------------------

     Nothing contained in this Agreement is intended or is to be construed to constitute Elan or EIS, on one hand, and TGEN, on the other hand, as partners, or Elan or EIS as an employee or agent of TGEN, or TGEN as an employee or agent of Elan or EIS.

     No Party hereto shall have any express or implied right or authority to assume or create any obligations on behalf of or in the name of another Party or to bind another Party to any contract, agreement or undertaking with any third Party.

3.6  Counterparts:
     -------------

     This Agreement may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute this Agreement.

3.7  Notices:
     --------

     All notices, demands and requests of any kind to be delivered to any party in connection with this Agreement shall be in writing and shall be deemed to have been duly given if personally or hand delivered or if sent by an internationally-recognized overnight delivery or by registered or certified mail, return receipt requested and postage prepaid, or by facsimile transmission addressed as follows:

               if to TGEN, to:

               Targeted Genetics Corporation
               1100 Olive Way, Suite 100
               Seattle, Washington  98101
               Attention:  Chief Executive Officer
               Facsimile: (206) 623-7064

               with a copy to:

               Perkins Coie
               1201 Third Avenue, 48th Floor
               Seattle, Washington  98101
               Attn:  Stephen M. Graham, Esq.
               Facsimile: (206) 583-8500

                                       4
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               Elan at:

               Lincoln House, Lincoln Place, Dublin 2
               Ireland
               Attention:  Vice President & General Counsel
               Elan Pharmaceutical Technologies,
               a division of Elan Corporation, plc
               Telephone:  353-1-709-4000
               Fax:        353-1-709-4124

               with a copy to:

               Brock Silverstein LLC
               800 Third Avenue, 21st Floor
               New York, NY 10022
               Attention:  David Robbins, Esq.
               Telephone   212-371-2000
               Fax:        212-371-5500

               EIS at:

               Elan International Services, Ltd.
               102 St. James Court
               Flatts, Smiths FL04
               Bermuda
               Attention:  President
               Telephone:  441-292-9169
               Fax:        441-292-2224

               with a copy to:

               Brock Silverstein LLC
               800 Third Avenue, 21st Floor
               New York, NY 10022
               Attention:  David Robbins, Esq.
               Telephone   212-371-2000
               Fax:        212-371-5500

     or to such other address as the party to whom notice is to be given may have furnished to the other party hereto in writing in accordance with provisions of this Section 3.7. Any such notice or communication shall be deemed to have been effectively given (i) in the case of personal or hand delivery, on the date of such delivery, (ii) in the case of an internationally-recognized overnight delivery service, on the second business day after the

                                       5
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     date when sent, (iii) in the case of mailing, on the fifth business day following that day on which the piece of mail containing such communication is posted, and (iv) in the case of facsimile transmission, on the date of telephone confirmation of receipt.

3.8  Governing Law:
     --------------

     This Agreement shall be governed by and construed in accordance with the substantive (as opposed to procedural) laws of the State of New York, without giving effect to principles thereof relating to conflicts of laws. Any dispute hereunder shall be adjudicated in a forum set forth in the Securities Purchase Agreement.

3.9  Severability:
     -------------

     If any provision in this Agreement is agreed by the Parties to be, deemed to be or is or becomes invalid, illegal, void or unenforceable under any law that is applicable hereto, such provision will be deemed amended to conform to applicable laws so as to be valid and enforceable, and the validity, legality and enforceability of the remaining provisions of this Agreement shall not be impaired or affected in any way.

3.10 Amendments:
     -----------

     No amendment, modification or addition hereto shall be effective or binding on any Party unless set forth in writing and executed by a duly authorized representative of all Parties.

3.11 Waiver:
     -------

     No waiver of any right under this Agreement shall be deemed effective unless contained in a written document signed by the Party charged with such waiver, and no waiver of any breach or failure to perform shall be deemed to be a waiver of any future breach or failure to perform or of any other right arising under this Agreement.

3.12 Assignment:
     -----------

     None of the Parties shall be permitted to assign its rights or obligations hereunder without the prior written consent of the other Parties except as follows:

     3.12.1 Elan, EIS and/or TGEN shall have the right to assign their rights and obligations hereunder to their Affiliates or subsidiaries provided, however, that such assignment does not result in adverse tax consequences for any other Parties.

3.13 Whole Agreement/No Effect on Other Agreements:
     ----------------------------------------------

     This Agreement and the other Transaction Documents set forth all of the agreements and understandings between the Parties with respect to the subject matter hereof, and supersedes

                                       6
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     and terminates all prior agreements and understandings between the Parties with respect to the subject matter hereof. There are no agreements or understandings with respect to the subject matter hereof, either oral or written, between the Parties other than as set forth in this Agreement and the other Transaction Documents.

     No provision of this Agreement shall be construed so as to negate, modify or affect in any way the provisions of any other agreement between any of the Parties unless specifically referred to, and solely to the extent provided herein. In the event of a conflict between the provisions of this Agreement and the provisions of the License Agreements, the terms of this Agreement shall prevail unless this Agreement specifically provides otherwise.

3.14 Successors:
     -----------

     This Agreement shall be binding upon and inure to the benefit of the Parties hereto, their successors and permitted assigns.

                           [Signature Page Follows]

                                       7
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          IN WITNESS WHEREOF, the Parties hereto have executed this Funding
Agreement on the day first set forth above.

                                             SIGNED

                                             BY: /s/ Kevin Insley
                                                -----------------------
                                             for and on behalf of
                                             ELAN CORPORATION, PLC

in the presence of: /s/ [illegible]
                   ------------------

                                             SIGNED

                                             BY: /s/ Kevin Insley
                                                -----------------------

                                             for and on behalf of
                                             ELAN INTERNATIONAL SERVICES, LTD.

in the presence of: /s/ [illegible]
                   ------------------


                                             SIGNED

                                             BY: /s/ Stewart Parker
                                                -----------------------

                                             for and on behalf of
                                             TARGETED GENETICS CORPORATION

in the presence of: /s/ Jim Johnson
                   ------------------